Exhibit 23(j)

                      Consent of PricewaterhouseCoopers LLP



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 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to Shareholders of The Phoenix Edge Series Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2008